UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28 , 2022

GBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

WeWork c/o GBS Inc.

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GBS	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 28, 2022, GBS Inc., through its subsidiary GBS (APAC) Pty Ltd (the “Company”), entered into an employment agreement with Dr. Steven Boyages, Interim Chief Executive Officer and Chairman of the Company (the “Boyages Employment Agreement”). The Boyages Employment Agreement complements the letter for directorship dated December 23, 2020. This compensates him for his additional responsibility to oversee the operations of the Company as approved by the Company’s Compensation Committee.

In accordance with the Boyages Employment Agreement, Dr. Boyages receives an annual salary of $82,668, in addition to his directors’ fees of $36,363 for his role as the Chairman of the Company.

In addition, Dr. Boyages is eligible to receive an annual bonus of up to 20% of his gross base salary. The Company also makes certain contributions that are mandatory in Australia to a retirement fund for Dr. Boyages, known in Australia as a superannuation fund, currently at the rate of 10.5% subject to contribution cap of $18,944 per annum.

The Boyages Employment Agreement is terminable on six months’ notice either by the Company or by Dr. Boyages. However, the Company may terminate Dr. Boyages without notice if he engages in serious or willful misconduct, is seriously negligent in the performance of his duties, commits a serious or persistent breach of the Boyages Employment Agreement, brings the Company into disrepute or is convicted of a criminal offense.

The Boyages Employment Agreement contains provisions protecting the Company’s confidential information and intellectual property. The Boyages Employment Agreement also contains provisions restricting Dr. Boyages’ ability to compete with the Company during his employment and for a period of up to six months thereafter in a specified geographic region. The non-compete provisions will generally impose restrictions on inducing the Company’s employees to leave the Company’s employment or soliciting clients of the Company.

The foregoing description of the Boyages Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the Boyages Employment Agreement, which is attached to this report as Exhibit 10.1, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1	Employment Agreement between the GBS (APAC) Pty Ltd and Steven Boyages
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2022
GBS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer